SURGEONS DIVERSIFIED INVESTMENT FUND
                         SURGEONS ASSET MANAGEMENT, LLC
                                 CODE OF ETHICS


1.       STATEMENT OF POLICY.

         It is the policy of Surgeons Asset Management, LLC ("SAM") to avoid any conflict of interest, or the appearance of any conflict of interest, between the interests of any client advised by SAM, including Surgeons Diversified Investment Fund (the "Fund"), and the interests of SAM or their officers, directors, members and employees.

         As a fiduciary, SAM has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its clients. All persons covered by this Code of Ethics must at all times recognize and respect the interests of the Fund, particularly with regard to their personal investment activities and any real or potential conflict with Fund interests that may arise in connection with such activities. This Code requires SAM personnel to conduct personal securities transactions in a manner that does not interfere with transactions on behalf of the Fund, and does not take inappropriate advantage of their positions and access to information that comes with such positions. SAM expects that persons covered by this Code will seek to comply with not only the letter but also the spirit of the Code, and strive to avoid even the appearance of impropriety. In addition, all officers, employees, directors and members of SAM must comply with all applicable laws, rules and regulations, including but not limited to the federal securities laws.

         Trading securities on the basis of inside information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission ("SEC") can recover the profits gained or losses avoided through the violative trading, obtain a penalty of up to three times the illicit windfall and issue an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

         Each Access Person, as defined below, must notify the Administrator of this Code immediately if he or she has any reason to believe that a violation of the Code has occurred, or is about to occur.

2.       DEFINITIONS.

         "ACCESS PERSON" means: (1) any officer or trustee of the Fund, (2) any director, officer, guest director or member of SAM, and (3) any employee of SAM who, with respect to any client, including the Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, has access to any information concerning recommendations being made by SAM to any client, including the Fund, or the holdings of the Fund.

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         "BENEFICIAL OWNERSHIP" has the meaning set forth in paragraph (a)(2) of
Rule 16a-1 under the Securities Exchange Act of 1934, and for purposes of this Code of Ethics shall be deemed to include, but not be limited to, any interest by which any Access Person or any member of his or her immediate family(1) can directly or indirectly derive a monetary benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, except such interests as a majority of the Independent Trustees of the Fund (each, an "Independent Trustee") not involved therein shall determine to be too remote for the purpose of this Code of Ethics.

         "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940 (the "1940 Act").

         "COVERED SECURITY" means any Security (as defined below) other than a Security that is: (i) a direct obligation of the Government of the United States; (ii) a bankers' acceptance, bank certificate of deposit, commercial paper, or high quality short-term debt instrument, including a repurchase agreement; (iii) a share of an open-end investment company registered under the Act (other than the Fund or any exchange-traded fund) or (iv) shares issued by unit investment trusts that are invested exclusively in one or more mutual funds (other than the Fund).

         "GUEST DIRECTOR" means any person who is granted a seat on the Board of Directors as a guest or non-voting member. This seat is typically occupied by the Chair of the Finance Committee of the American College of Surgeons.

         "INITIAL  HOLDINGS  REPORT"  means the report  attached  as Schedule C,
which  all  Access   Persons  are   required  to  complete  and  return  to  the
Administrator within 10 days after becoming an Access Person under this Code.

         "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         "INVESTMENT PERSONNEL" means: (i) any employee of the Fund or SAM (or of any company controlling, controlled by or under common control with the Fund or SAM) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Fund; and (ii) any natural person who controls the Fund or SAM and who obtains information concerning recommendations made regarding the purchase or sale of Securities by the Fund.

         "LIMITED OFFERING" means an offering of Securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) thereof or Rule 504, Rule 505 or Rule 506 thereunder.

         (1) For purposes of this Code of Ethics, "Immediate Family Member" refers to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships, where the Access Person exercises control over, has knowledge of or is privy to any information relating to the family member's investment decisions, or any such family member who is living in the same household as an Access Person.


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         "SECURITY" shall have the same meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies (other than the Fund or any exchange-traded fund); securities issued by the U.S. Government or its agencies; banker's acceptances; bank certificates of deposit; or commercial paper. References to a "Security" in this Code of Ethics shall include any warrant for, option in, or security immediately convertible into that Security.

         A Security is "being considered for purchase or sale" from the time an order is given by or on behalf of the Fund to the order room of any investment adviser until all orders with respect to that Security are completed or withdrawn.

3.       INVESTMENT COMPANY ACT PROHIBITIONS

         Rule 17j-1 (the "Rule") under the 1940 Act makes it unlawful for any such person, directly or indirectly, in connection with the purchase or sale of a "security held or to be acquired" by the Fund to:

         (a)      employ any device, scheme or artifice to defraud the Fund;

         (b) make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit on the Fund; or

         (d)      engage in any manipulative practice with respect to the Fund.

4.       RESTRICTIONS ON TRADING.

         (a) No Access Person may engage in any transaction in a Security (either a personal securities transaction or a transaction for the Fund) on the basis of inside information. Under the law and regulations, a transaction will be deemed to have been made on the basis of inside information if the person engaging in the transaction is aware of the inside information.

         (b) Investment Personnel may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance pursuant to Paragraph 6(a) below and reports to the Fund the information required under this Code of Ethics.

         (c) An Access Person may not purchase or sell or otherwise acquire or dispose of any Security in which he or she has or thereby acquires a direct or indirect Beneficial Ownership if he or she knows or should know at the time of entering into the transaction by reason of which such Access Person has or acquires such direct or indirect Beneficial Ownership that:
                  (i) the Fund has engaged in a transaction in the same security within the last 7 days, or is engaging in such transaction or is going to engage in a transaction in the same security in the next 7 days, or (ii) the


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                  Fund or any of its  investment  advisers has within the last 7 days considered a transaction in the same security or is considering a transaction in the security or within the next 7 days is going to consider a transaction in the security, unless such Access Person (i) obtains pre-clearance of such transaction and (ii) reports to the Fund the information described in Paragraph 7(c) of this Code of Ethics.

5.       EXEMPT TRANSACTIONS.

         The prohibitions of Paragraphs 4(b) and 4(c) above do not apply to:

         (a) Purchases, sales or other acquisitions or dispositions of Securities for an account over which the Access Person has no direct influence or control and does not exercise indirect influence or control.

         (b)      Involuntary purchases or sales made by an Access Person.

         (c) Purchases which are part of an Automatic Investment Plan (i.e., a program in which regular periodic purchases or withdrawals are made automatically in or from an investment account in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan).

         (d) Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer and the sale of such rights.

         (e)      Bank certificates of deposit and bankers' acceptances.

         (f) Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less.

         (g)      U.S. Treasury obligations.

         (h) Purchases, sales or other acquisitions or dispositions which receive the prior approval of the Administrator of this Code of Ethics upon consideration of the factors stated in Paragraph 4(c)(ii) above and/or because:

                  (i)      their potential harm to the Fund is remote;

                  (ii)     they   would   be   unlikely   to   affect  a  highly
                           institutional market; or

                  (iii)    they  are  clearly  not   related   economically   to
                           Securities being considered for purchases or sale by the Fund.


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6.       PRE-CLEARANCE PROCEDURES.

         (a)      PRE-CLEARANCE REQUIREMENT

                  (i)      OBTAINING PRE-CLEARANCE

                           Pre-clearance of a personal transaction in a Security required to be approved under Paragraph 4(b) or Paragraph 4(c) above must be obtained from the Administrator of this Code of Ethics or an officer of the Fund who has been delegated this responsibility by the Administrator. These persons are referred to in this Code of Ethics as "Clearing Officers."

                  (ii)     TIME OF PRE-CLEARANCE

                           Transaction pre-clearances must be obtained no more than 3 days prior to making a purchase or sale of a Security. If the trade is not made within 3 days of the date of pre-clearance, a new pre-clearance must be obtained.

                  (iii)    FORM

                           Pre-clearance must be obtained in writing by completing and signing a form provided for that purpose by the Fund, which form shall set forth the details of the proposed transaction, and obtaining the signatures of a Clearing Officer. Pre-clearance shall be requested by using the form attached as Schedule A.

                  (iv)     FILING

                           A copy of all completed pre-clearance forms, with all
                           required   signatures,   shall  be  retained  by  the
                           Administrator of this Code of Ethics.

         (b)      FACTORS CONSIDERED IN PRE-CLEARANCE OF PERSONAL TRANSACTIONS

                  A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, the Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

                           (i) whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

                           (ii) whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Fund;

                           (iii)    whether   the   Security   proposed   to  be
                                    purchased or sold is one that would qualify for purchase or sale by the Fund; and


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                           (iv)     whether the transaction is non-volitional on
                                    the part of the individual, such as receipt of a stock dividend or a sinking fund call.

7.       REPORTING REQUIREMENTS.

         Except as noted below, each Access Person shall make the following certifications and reports to the Administrator of this Code.

         (a)      CERTIFICATION OF RECEIPT OF CODE AND COMPLIANCE

                  A copy of this Code of Ethics will be furnished to each Access Person. A copy of any amendment of this Code will be furnished to each Access Person. Each person who receives a copy of this Code, including any amendment, is required to acknowledge receipt in writing. Each Access Person is required to certify annually that (i) he or she has read and understands this Code, (ii) recognizes that he or she is subject to the Code, and (iii) he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code. The Administrator of this Code of Ethics shall annually distribute a copy of this Code and request certification in writing by all Access Persons and shall be responsible for ensuring that all personnel comply with the certification requirement.

                  Each Access Person who has not engaged in any personal securities transaction during the preceding year for which a report was required to be filed pursuant to the Code shall include a certification to that effect in his or her annual certification.

         (b)      INITIAL CERTIFICATION AND INITIAL HOLDING REPORTS

                  (i) Within ten (10) days after a person becomes an Access Person, such person shall complete and submit to the Administrator of this Code of Ethics an Initial Certification of Compliance and Initial Holdings Report on the form attached as Schedule C.

                  (ii) An Independent Trustee who would be required to make an Initial Holdings Report solely by reason of being a trustee of the Fund is not required to file an Initial Holdings Report, but is required to file an Initial Certification of Compliance on the form attached as Schedule C.

         (c)      QUARTERLY REPORTS

                  (i) Within thirty (30) days after the end of each calendar quarter, each Access Person shall make a written report of all transactions occurring during the quarter in Covered Securities in which he or she had any direct or indirect Beneficial Ownership to the Administrator of this Code of Ethics. A form to be used to file this quarterly report is attached as Schedule B.


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                  (ii)     Such report must  contain the  following  information
                           with respect to each reportable transaction:

                           (a)      date   and   nature   of   the   transaction
                                    (purchase,   sale  or  any  other   type  of
                                    acquisition or disposition);

                           (b) title, the interest rate and maturity date (if applicable), number of shares and principal amount of each Security and the price of the Covered Security at which the transaction was effected;

                           (c) name of the broker, dealer or bank with or through which the transaction was effected; and

                           (d) date that the report is submitted by the Access Person.

                  (iii) Any such report may contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership of any Security to which the report relates.

                  (iv) Notwithstanding the quarterly reporting requirement set forth in Paragraph 7(c)(i) above, any Independent Trustee who would be required to make a quarterly report solely by reason of being a trustee of the Fund shall not be subject to such reporting requirement unless such Independent Trustee knew, or in the ordinary course of fulfilling his or her official duties as a trustee of the Fund, should have known that during the 15 day period immediately before or after the date of a transaction in a Covered Security by the trustee, the Fund purchased or sold the Covered Security, or any Investment Manager considered purchasing or selling the Covered Security.

                  (v) Notwithstanding the quarterly reporting requirement set forth in Paragraph 7(c)(i) above, an Access Person shall not be required to report transactions on Schedule B if: (A) the Administrator of the Code of Ethics is being furnished broker trade confirmations and account statements within the time period prescribed in Paragraph 7(c)(i) above for all personal Securities accounts of such Access Person containing all of the information required by Paragraph 7(c)(ii) above, provided that the Access Person has no reportable transactions other than those reflected in such confirmations and statements; and (B) the Access Person files on Schedule B attached hereto a certification to that effect.

         (d)      ANNUAL CERTIFICATIONS AND ANNUAL HOLDINGS REPORTS

                  (i) Annually, by January 30 of each year, each Access Person shall complete and submit to the Administrator of this Code of Ethics an Annual Certification of Compliance and an Annual Holdings Report on the form attached as Schedule D.


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                  (ii)     An Independent  Trustee who would be required to make
                           an Annual Holdings Report solely by reason of being a trustee of the Fund is not required to file an Annual Holdings Report, but is required to file an Annual Certification of Compliance on the form attached as Schedule D.

         (e)      EXCEPTIONS

                  Subject to the prior written approval of the Administrator of this Code of Ethics, no reports of transactions in or holdings of Covered Securities need be made by an Access Person pursuant to Paragraphs 7(b), (c) or (d) above with respect to transactions effected for, and Covered Securities held in, any account over which the Access Person had no direct or indirect influence or control, or with respect to an Automatic Investment Plan. The Administrator may also exempt any person required to make reports under this Code from such reporting requirements if the person is subject another code of ethics adopted pursuant to Rule 17j-1 of the 1940 Act.

         (f)      FORM OF REPORTS AND CERTIFICATIONS

                  The reports and certifications required by the Code of Ethics shall be on the forms attached hereto or, with respect to the quarterly reports required pursuant to Paragraph 7(c) above but not the certifications required by such Paragraph, may consist of broker confirmations and statements as provided in Paragraph 7(c)(v).

         (g)      RESPONSIBILITY TO REPORT

                  The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Fund or SAM to facilitate the reporting process does not change or alter that responsibility.

         (h)      WHERE TO FILE REPORT

                  All reports must be filed with the Administrator of this Code of Ethics.

8.       CONFIDENTIALITY OF FUND TRANSACTIONS.

         Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the securities "being considered for purchase or sale" by the Fund shall be kept confidential by all Access Persons and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Administrator of this Code of Ethics to report any inadequacy found by him to such officer(s) and the trustees of the Fund or any Committee appointed by them to deal with such information.

9.       SANCTIONS.

         Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Fund or SAM as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics which may include suspension or termination of


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employment,  a letter of censure  and/or  restitution  of an amount equal to the difference between the price paid or received by the Fund and the more advantageous price paid or received by the offending person except that sanctions for violation of this Code of Ethics by a trustee of the Fund will be determined by a majority vote of its Independent Trustees.

10.      ADMINISTRATION AND CONSTRUCTION.

         (a) The administration of this Code of Ethics shall be the responsibility of a person nominated by the Fund and approved by the Independent Trustees of the Fund as the "Administrator" of this Code of Ethics.

         (b) The duties of such Administrator will include:

                  (i) continuous maintenance of a current list of the names of all Access Persons with an appropriate description of their title or employment, and the date each such person became an Access Person;

                  (ii)     providing  each Access  Person a copy of this Code of
                           Ethics  and  informing   them  of  their  duties  and
                           reporting and other obligations thereunder;

                  (iii) obtaining the certifications and reports required to be submitted by Access Persons under this Code of Ethics (except that the Administrator of this Code of Ethics may presume that Quarterly Transaction Reports need not be filed by Independent Trustees in the absence of facts indicating that a report must be filed), and reviewing the reports submitted by Access Persons;

                  (iv) maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

                  (v) preparing listings of all transactions effected by any Access Person within seven (7) days of the date on which the same security was held, purchased or sold by the Fund;

                  (vi)     determining   whether   any   particular   securities
                           transaction   should  be  exempted  pursuant  to  the
                           provisions of Paragraph 5(i) of this Code of Ethics;

                  (vii) issuance either personally or with the assistance of Counsel as may be appropriate, of any interpretation of this Code of Ethics which may appear consistent with the objectives of the Rule and this Code of Ethics;

                  (viii) conduct of such inspections or investigations, including scrutiny of the listings referred to in the preceding subparagraph, as shall reasonably be required to detect and report, with his recommendations, any apparent violations of this Code of Ethics to the Board of Trustees of the Fund or any Committee appointed by them to deal with such information;


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


                  (ix) submission of a quarterly report to the trustees of the Fund containing a description of any violation and the sanction imposed; transactions that suggest the possibility of a violation of interpretations issued by and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics; and

                  (x) review of administration of the codes of ethics adopted by any investment advisers of the Fund and making requests to them for such reports and information as may be necessary to assist the trustees of the Fund in monitoring compliance with the Rule and with the general policies of this Code of Ethics as set forth in paragraph 1 above.

11.      REVIEW OF CODE OF ETHICS BY BOARD OF TRUSTEES.

         (a) On an annual basis, and at such other time as deemed to be necessary or appropriate by the Board of Trustees, the Board of Trustees shall review operation of this Code of Ethics and shall adopt such amendments thereto as may be necessary to assure that the provisions of the Code of Ethics establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of the Rule.

         (b) In connection with the annual review of the Code of Ethics by the Board of Trustees, the Fund and SAM shall each provide to the Board of Trustees, and the Board of Trustees shall consider, a written report (which may be a joint report on behalf of the Fund and SAM) that:

                  (i) describes any issues arising under the Code of Ethics or related procedures during the past year, including, but not limited to, information about material violations of the Code of Ethics or any procedures adopted in connection therewith and that describes the sanctions imposed in response to material violations; and

                  (ii) certifies that the Fund and SAM have each adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

12.      REQUIRED RECORDS.

         The Administrator shall maintain and cause to be maintained in an easily accessible place, the following records:

         (a) A copy of this Code of Ethics and any other codes of ethics adopted pursuant to the Rule by the Fund or SAM for a period of five (5) years;

         (b) A record of any violation of this Code of Ethics and any other code specified in Paragraph 12(a) above, and of any action taken as a result of such violation;

         (c) A copy of each report made pursuant to this Code of Ethics and any other code specified in Paragraph 12(a) above, by an Access Person or the Administrator within two (2) years from the end of the fiscal year of the Fund in which such report or interpretation is made or issued and for an additional three
                  (3) years in a place which need not be easily accessible;

         (d) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule and this Code of Ethics or any other code specified in Paragraph 12(a) above, or who were responsible for reviewing such reports; and

         (e) A record of any decision, and the reasons supporting the decision, to approve any investment in an Initial Public Offering or a Limited Offering by Investment Personnel, for at least five (5) years, after the end of the fiscal year of the Fund in which such approval was granted.

13.      AMENDMENTS AND MODIFICATIONS.

         This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Trustees of the Fund.

14.      MISCELLANEOUS.

         The Chief Compliance Officer of SAM shall serve as the Administrator of this Code of Ethics.

         The Chief Operating Officer of SAM will review the reports of the Chief Compliance Officer of SAM.

                                   SCHEDULE A

                      SURGEONS DIVERSIFIED INVESTMENT FUND
                         SURGEONS ASSET MANAGEMENT, LLC

            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

         I hereby request permission to effect a transaction in Securities as indicated below in which I have or will acquire direct or indirect Beneficial Ownership.

         (Use approximate dates and amounts of proposed transactions)

                           PURCHASES AND ACQUISITIONS

             No. of Shares
              or Principal     Name of       Unit        Total
  DATE          AMOUNT        SECURITY       PRICE       PRICE       BROKER
  ----          ------        --------       -----       -----       ------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          SALES AND OTHER DISPOSITIONS


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Date Submitted:                           Signature:
                ------------------------            ----------------------------

Permission Granted                        Permission Denied
                  ----------------------                   ---------------------

Date:                                      Signature:
     -----------------------------------             ---------------------------
                                                         (Clearing Officer)

                                   SCHEDULE B

                      SURGEONS DIVERSIFIED INVESTMENT FUND
                         SURGEONS ASSET MANAGEMENT, LLC

                        QUARTERLY SECURITIES TRANSACTIONS
                      CONFIDENTIAL REPORT AND CERTIFICATION

         I certify that this report, together with the confirmations and statements for any personal securities account(s) as to which I may have arranged for the Administrator of the Code of Ethics to receive duplicate confirmations and statements, identifies all transactions during the calendar quarter in which I acquired or disposed of any security in which I had any Beneficial Ownership that are required to be reported by me pursuant to Paragraph 7(c) of the Code of Ethics. (If no such transactions took place write "NONE".) Please sign and date this report and return it to the Administrator of the Code of Ethics no later than the 30th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.

                           PURCHASES AND ACQUISITIONS

                                  Interest Rate
       No. of Shares   Title of   and Maturity
       and Principal   Covered      Date (if
 DATE     AMOUNT       SECURITY    APPLICABLE)  UNIT PRICE  TOTAL PRICE  BROKER
 ----     ------       --------    -----------  ----------  -----------  ------

-------  -----------  ----------  ------------  ----------  -----------  -------


-------  -----------  ----------  ------------  ----------  -----------  -------


-------  -----------  ----------  ------------  ----------  -----------  -------


                          SALES AND OTHER DISPOSITIONS


-------  -----------  ----------  ------------  ----------  -----------  -------


-------  -----------  ----------  ------------  ----------  -----------  -------


-------  -----------  ----------  ------------  ----------  -----------  -------



Date Submitted:                              Signature:
               -----------------------------           -------------------------

                                             Print name:
                                                        ------------------------

                                   SCHEDULE C

                      SURGEONS DIVERSIFIED INVESTMENT FUND
                         SURGEONS ASSET MANAGEMENT, LLC

             INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
                           AND INITIAL HOLDINGS REPORT

         I have received, read and I understand the Code of Ethics of Surgeons Diversified Investment Fund and Surgeons Asset Management, LLC (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

         I certify that I have listed below: (1) the title, number of shares and principal amount of each Covered Security in which I had any Beneficial
Ownership as of the day I became an Access Person; and (2) the name of each broker, dealer or bank at which any account is maintained through which any Securities in which I have any Beneficial Ownership are held, purchased or sold, and the title and number of each such account; which shall constitute my Initial Holdings Report.* Use reverse side if additional space is needed.

TITLE OF COVERED SECURITY        NUMBER OF SHARES           PRINCIPAL AMOUNT
-------------------------        ----------------           ----------------










NAME OF EACH BROKER, DEALER OR BANK AT WHICH ACCOUNTS ARE MAINTAINED, AND TITLE AND NUMBER OF EACH SUCH ACCOUNT:



Date Submitted:                               Print Name:
               -------------------------------           -----------------------

                                              Signature:
                                                        ------------------------

*Does not apply to Independent Trustees

                                   SCHEDULE D

                      SURGEONS DIVERSIFIED INVESTMENT FUND
                         SURGEONS ASSET MANAGEMENT, LLC

        ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS AND ANNUAL

                                 HOLDINGS REPORT

         I have read and I understand the Code of Ethics of Surgeons Diversified Investment Fund and Surgeons Asset Management, LLC (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein. I certify that I have complied in all respects with the requirements of the Code as in effect during the past year.

         I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Securities Transactions Confidential Reports that I have submitted to the Administrator of the Code of Ethics.

         I certify that I have listed below: (1) the title, number of shares and principal amount of each Covered Security in which I had any Beneficial Ownership as of December 31 and (2) the name of each broker, dealer or bank at which any account is maintained through which any Securities in which I have any Beneficial Ownership are held, purchased or sold, and the title and number of each such account; which shall constitute my Annual Holdings Report.* Use reverse side if additional space is needed.

TITLE OF COVERED SECURITY       NUMBER OF SHARES           PRINCIPAL AMOUNT
-------------------------       ----------------           ----------------

NAME OF EACH BROKER, DEALER OR BANK, AND TITLE AND NUMBER OF EACH SUCH ACCOUNT:

Date Submitted:                      Print Name:
               ----------------------           --------------------------------

                                     Signature:
                                               ---------------------------------

*Does not apply to Independent Trustees